EXHIBIT 10.10.2

LETTER AMENDMENT DATED FEBRUARY 5, 2004 TO CAPITAL EQUIPMENT SUPPLIER AGREEMENT

DATED JUNE 25, 1999 BETWEEN THE REGISTRANT AND NOVATION, LLC

Novation

The Supply Company of VHA & UHC

125 East John Carpenter Freeway

Suite 1500

Irving, TX 75062-2324

P.O. Box 140909

Irving, TX 75014-0909

972/581-5000

February 5, 2004

MaryAnne McGinn

Director, Corporate Accounts

Natus Medical Inc.

1501 Industrial Road

San Carlos, CA 94070

RE: Extension of Agreement (CE 90270) - Infant Hearing Screening Equipment and Accessories

Dear MaryAnne:

Natus Medical Inc. and Novation, LLC agree to extend the above-referenced Agreement from February 1, 2004 through October 31, 2004. All other terms and conditions of the current Agreement will remain in full force and effect, except as identified below.

“2c. Market Competitive Pricing and Terms.

•	Pricing. Supplier will lower the Award Prices or increase any discount applicable to the purchase of the Products as necessary to promote market competitiveness for [***] or [***] with [***] in the event Supplier [***] at a [***] to any [***] of such [***] or [***] in their [***]. However, this shall only apply if, at the time of sale, the [***] or [***] and [***] are equal to that of the [***] or [***] and will not apply to Supplier’s [***].

•	[***]. Supplier will [***], of [***] as necessary to promote market competitiveness for a [***] or [***] with [***] in the event Supplier [***] at [***] to any [***] of such [***] or [***] in their [***]. However, this shall only apply if, at the time of sale, the [***] or [***] and [***] are equal to that of the [***] or [***] and will not apply to Supplier’s [***].

If at any time during the Term Novation receives credible information that shows conclusively that Supplier’s pricing or non-price terms to members violates this Agreement, Novation may provide written notices of such information to Supplier, which shall include all such credible information received by Novation and the detailed basis for Novation’s conclusion that Supplier’s pricing violates this Agreement, and Supplier will, within five (5) business days for Novation’s private label products and within twenty (20) business days for all other Products, advise Novation in writing of the reasons for the apparent discrepancy. If Novation does not accept the reasons for the discrepancy, they shall provide written notice of non-acceptance to Supplier within ten (10) days of receipt of Supplier’s written reasons and then Supplier and Novation shall have ten (10) days to mutually resolve the dispute, to mutually agree to arbitrate or to mutually agree to terminate the Agreement without penalty within sixty (60) days written notice. The party prevailing in any such arbitration shall be entitled to an award of fees and costs, including reasonable attorney’s fees, incurred in connection with such arbitration. If no mutual resolution is completed, the issue will become moot and no action shall be taken. In addition, the parties agree that the following language shall be added to the existing Agreement:

“2f. Underutilized Businesses. Certain Members may be required by law, regulation and/or internal policy to do business with underutilized businesses such as Minority Business Enterprises (MBE), Disadvantaged Business Enterprises (DBE), Small Business Enterprises (SBE), Historically Underutilized Businesses (HUB) and/or Women-owned Business Enterprises (WBE). To assist Novation in helping Members meet these requirements, Supplier will comply with all Novation policies and programs with respect to such businesses and will provide, on request, Novation or any Member with statistical or other information with respect to Supplier’s utilization of such businesses as a vendor, distributor, contractor or subcontractor. Novation, in its discretion, may make an award and/or negotiate another agreement with a HUB in addition to any sole or multi-source award.”

“4f. New Technology. (a) During the Term, Supplier will disclose to Novation new technology developed by Supplier and made commercially available in the United States and which provides the same function as the Products or Equipment or any component thereof. Upon introduction of the new technology by Supplier, each Member will be provided the option to purchase the new technology Equipment and receive Supplier’s standard trade-in credit for the older technology Equipment. In the event Supplier fails to provide such option to the members, (i) Novation will have the right to terminate any or al of the Products which have been superseded by such new technology providing the same function as the Products or Equipment and (ii) Novation may elect at its discretion to contract with one or more additional suppliers of comparatively similar new technology.

(b) If at anytime during the Term, Novation determines that a third party vendor has developed new technology which provides substantially improved benefits over technology currently available, Novation shall provide written notice of such information to Supplier, and may, within thirty (30) days, elect to contract with such third party vendor. Such action will not constitute a breach of this Agreement by Novation. However, Supplier will have the option to terminate this Agreement with sixty (60) days notice and without penalty.

Please indicate your acceptance of this extension to the Agreement as amended by signing in the space provided below, and returning one signed original to John Engles at your earliest convenience. A copy is provided for your records.

Sincerely,

/s/    Larry Dooley

Larry Dooley

Vice President

Contract and Program Services

AGREED TO AND ACCEPTED this 12th day of February, 2004.

Natus Medical Inc.

By:	/s/ Steven J. Murphy

Printed Name:	Steven J. Murphy

Title:	V.P. Finance